UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 5, 2004

Commission file number 1-10582

Alliant Techsystems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	41-1672694
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5050 Lincoln Drive Edina, Minnesota	55436-1097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 351-3000

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)           Exhibits.

Exhibit No.	Description
99.1	Press release, dated August 5, 2004, reporting ATK’s financial results for the fiscal quarter ended July 4, 2004
99.2	Press release, dated August 5, 2004, announcing share repurchase authorization by ATK Board of Directors

Item 9.  Regulation FD Disclosure; and

Item 12.  Results of Operations and Financial Condition.

On August 5, 2004, Alliant Techsystems Inc. (ATK) issued a press release reporting its financial results for the fiscal quarter ended July 4, 2004. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

On August 5, 2004, ATK issued a press release announcing that its Board of Directors had authorized the repurchase of up to two million shares of the company’s common stock through March 31, 2006. A copy of the press release is furnished as Exhibit 99.2 to this report and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

By:	/s/ Eric S. Rangen
	Name:	Eric S. Rangen
	Title:	Executive Vice President and Chief Financial Officer

Date:  August 5, 2004